EXHIBIT 10.1

FORM OF PREMIER RESELLER SOFTWARE LICENSING AGREEMENT
BETWEEN
CYBRA CORPORATION AND SOLZON CORPORATION

THIS AGREEMENT is entered into as of the 27th day of August, 2007 (“Effective Date”) by and between CYBRA Corporation, a corporation organized under the laws of the State of New York and having a principal place of business at One Executive Boulevard, Yonkers, NY 10701 (hereinafter “Publisher”), and Solzon Corporation, a corporation organized under the laws of the State of New Hampshire and having a principal place of business at _________________________ (hereinafter “Premier Reseller”)

WHEREAS, Publisher is engaged in the design, creation, distribution, license, maintenance and support of certain computer software products, and represents that it is the owner of or has rights to market, license, and distribute certain computer products (including related documentation) as specifically identified in Exhibit 1, attached hereto (“Products” or "CYBRA Products"); and

WHEREAS, Premier Reseller sells, licenses and supports software to third party entities for use in their business operations (“Customer”, “Customers”, or “Customers and Prospects”); and

WHEREAS, Publisher, complementary to its current business practices, desires to foster the marketing of its Products (including any successor products together with any other products as may be made available from Publisher during the term of this Agreement, any and all of which shall be deemed to be included in the term “Products” as used in this Agreement) by Premier Reseller to Premier Reseller Customers and Prospects; and

WHEREAS, Premier Reseller desires to acquire from Publisher a non-exclusive right and license to market the Products in accordance with the terms and conditions of this Agreement; and

NOW THEREFORE, in furtherance of the foregoing purpose, the parties agree as follows:

I. Marketing Rights and Software License

The Publisher grants the Premier Reseller marketing rights for the Auto-IdTM suite of software products which is comprised of the MarkMagicTM and EdgeMagicTM product lines.

A.
Premier Reseller is hereby granted a non-exclusive license to use any current or future software (“Software”) only in conjunction with Premier Reseller's sale of the Products purchased directly from Publisher under this Agreement during the useful life of such Products, as they may be repaired or modified, from time to time. Premier Reseller agrees the Software may not be modified or reverse engineered in any manner.

B.
Premier Reseller agrees that such Software shall be treated as the exclusive property of Publisher and/or Publisher suppliers, as appropriate, and as a proprietary and trade secret of Publisher and/or Publisher's suppliers, as appropriate. Premier Reseller shall take those steps as may be necessary to hold this Software in confidence for the benefit of Publisher or Publisher's suppliers, as appropriate.

C.	Premier Reseller shall have the right to sublicense Publisher's Software to its customers only on the terms provided above.

II. Period of the Agreement

This agreement is effective from date of signature and is in effect for two years thereafter. This agreement shall thereafter automatically renew for additional one year periods unless either party notifies the other of its intention to terminate the Agreement at least 30 days prior to any termination or renewal date. Each party may terminate the agreement by notifying the other party of the intent of so doing sixty (60) days in advance without cause. Termination with cause is immediate.

III. Territorial Limitation

A.
The Premier Reseller may sell the product(s) anywhere in the world. Premier Reseller acknowledges that the Products are of United States origin. Premier Reseller agrees to comply with all national and international laws that apply to Product, including the US Export Administration and the equivalent Industry Canada Regulations as well as end-use and destination restrictions issued by the United States and Canadian governments.

IV. Sales Channels and Commercial Terms

The sales channels governed by this agreement are for Premier Reseller to sell CYBRA Products directly to Premier Reseller customers. When Premier Reseller purchases CYBRA Products, the sales credit is taken as a discount for resale to customers or agents.

On an exception basis, Publisher may sell the Products directly to Premier Reseller customers, provided that either: (a) the Premier Reseller customer insists on purchasing directly from Publisher rather than from Premier Reseller, or (b) as mutually agreed upon between Premier Reseller and Publisher. In the event of such an exception, the Premier Reseller’s sales credit will be paid by Publisher to Premier Reseller as a commission equivalent to the discount that would have been due Publisher had Premier Reseller sold directly to the customer or agent.

CYBRA Products can be sold as a special Premier Reseller bundle, or can be sold individually. Terms and conditions of CYBRA Product pricing and sales credit are contained in Exhibit 2 - Commercial Terms.

Publisher periodically publishes new products. The Premier Reseller will be notified of availability and prices of such products. Sales credit for new products and add-on options will be consistent with current products.

V. Protection and Security

The Premier Reseller undertakes to maintain secrecy concerning know-how, documentation, working methods, etc. concerning the products, and to use such information only as required for purposes of executing its obligations under this agreement.

A.
The Premier Reseller shall not engage directly or indirectly in the production or development of software products that compete directly with the Auto-IdTM suite while this agreement remains in effect.

B.
The Premier Reseller is authorized to copy the product for his own backup purposes and for licensing to end-users. This includes distribution of the MarkMagic libraries with the distributor's application program libraries.

VI. Warranty and Support

The Publisher warrants all materials, i.e., documentation and software, and will be replaced if found to be defective in material or workmanship.

THE WARRANTIES SET FORTH ABOVE ARE OFFERED IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. EXCEPT AS SET FORTH HEREIN, PUBLISHER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY, MERCHANTABILITY, OR FITNESS OF ITS PRODUCT(S) FOR A PARTICULAR PURPOSE OR USE. PUBLISHER SHALL NOT BE RESPONSIBLE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGE, INCLUDING, BUT NOT LIMITED TO LOSS OF PROFITS OR DAMAGES TO BUSINESS OR BUSINESS RELATIONS. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES.

The Publisher is responsible for providing technical support arising from the use of CYBRA Products.

The Premier Reseller is responsible for all Level One (1) end user technical support arising from the use of CYBRA Products. Level One (1) support includes printer connectivity, installation issues and basic usability questions.

VII. Selling Methods

To sell CYBRA Products, Publisher will provide the Premier Reseller with product literature in digital files, which can be copied and given to prospects. Any modifications to the literature must be approved by the Publisher.

Premier Reseller’s customers and prospects that wish to try CYBRA Products for a trial period can download the product and documentation from the Publisher’s website. If the customer prefers media instead of download, it is the Premier Reseller’s responsibility to supply the media.

Premier Reseller’s customer may test CYBRA Products for a 30 day trial period. The trial period may be extended with Publisher’s permission. For the trial period the customer requires a temporary license key in order to activate the software. Premier Reseller will request both temporary and permanent license keys from the Publisher via email using the CYBRA Premier Reseller License Key Request Form.

Publisher will issue a permanent license key to the Premier Reseller when royalties due Publisher (list price less commission) in the form of either a bank money order, check drawn on a US bank, money transfer or equivalent, in US funds and signed License Agreements completed by the customer are received by Publisher.

IX. Disclaimer

This agreement does not formulate a joint venture relationship or a partnership. The Premier Reseller is granted no additional authority to assume any obligation on behalf of the Publisher, or to perform any act in the name of the Publisher if not authorized to do so by this agreement.

A.	The Premier Reseller will not make contractual agreements, which bind the Publisher. The Premier Reseller is not the agent or employee of the Publisher, and will not represent it as such.

B.
Premier Reseller shall indemnify and hold Publisher free of any and all claims of loss or liability arising from improper maintenance, support, or misrepresentation by Premier Reseller's personnel or their authorized agents.

C.
Publisher will indemnify, defend, and hold harmless Premier Reseller for all claims of whatever nature made by others against Premier Reseller based on the product, arising out of Publisher's performance under this Agreement, and /or as a result of Publisher's agreements/relations with anyone else or copyright or patent infringement claims.

X. Legal Considerations/Damages and Liability

The laws of the state of New York will govern the terms of this agreement, and any dispute arising between CYBRA Corporation and the Premier Reseller will be settled by the jurisdiction of the authorized courts in the state of New York.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. THE PARTIES FURTHER AGREE THAT IT, INCLUDING THE EXHIBITS ATTACHED HERETO, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, RESULTING, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR DAMAGE TO BUSINESS OR BUSINESS RELATIONS), HOWEVER CAUSED, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY ORDER FOR PRODUCTS ARISING HEREUNDER OR THE PURCHASE OR USE OF PRODUCTS OR SERVICES FURNISHED BY PUBLISHER TO PREMIER RESELLER.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written.

The Publisher	The Premier Reseller
CYBRA Corporation	Solzon Corporation
Authorized Representative:	Authorized Representative:
Title:	Title:
Address for Notices: One Executive Boulevard South Westchester Executive Park Yonkers, NY 10701-6804 USA	Address for Notices:
Signature:	Signature: